FEE WAIVER AGREEMENT

PIMCO Capital Solutions BDC Corp.

650 Newport Center Drive

Newport Beach, California 92660

June 30, 2022

Pacific Investment Management Company LLC

650 Newport Center Drive

Newport Beach, California 92660

Re: PIMCO Capital Solutions BDC Corp. (the “Company”)

Dear Sirs and Madams:

This will confirm the agreement between the Company and Pacific Investment Management Company LLC (“PIMCO”) as follows:

1.

The Company is a Delaware corporation structured as a non-diversified closed-end management investment company, that will elect to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (“1940 Act”).

2.

Pursuant to an Investment Management Agreement dated June 22, 2022, as supplemented from time to time (the “Investment Management Agreement”), between the Company and PIMCO, the Company has retained PIMCO to provide the Company with investment advisory services. Pursuant to the Investment Management Agreement, the Company pays to PIMCO a management fee, payable quarterly in arrears, at the annual rate of 1.25% per annum of the Company’s average total net assets (the “Management Fee”).

3.

The Company’s only stockholder is currently expected to be PIMCO Capital Solutions US Feeder LP, a Delaware limited partnership (the “Feeder Fund”), which has been established to act as a feeder fund that will directly or indirectly invest in the Company. The only investors in the Feeder Fund are currently expected to be PIMCO-managed private funds or other PIMCO-advised accounts (“PIMCO Advised Accounts”).

4.	PIMCO agrees that it shall waive 100% of the Company’s Management Fee so long as the only direct or indirect investors in the Company are PIMCO Advised Accounts.

5.

This Agreement shall become effective on the date the Investment Management Agreement goes into effect and shall terminate upon an investment by the first direct or indirect investor that is not a PIMCO Advised Account. In addition, this Agreement shall terminate upon termination of the Investment Management Agreement, or it may be terminated by the Company, without payment of any penalty, upon ninety days’ prior written notice to PIMCO at its principal place of business.

6.

Nothing herein contained shall be deemed to require the Company to take any action contrary to the Company’s Certificate of Incorporation or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Company’s Board of Directors of its responsibility for and control of the conduct of the affairs of the Company.

7.

Any question of interpretation of any term or provision of this Agreement, including but not limited to the Management Fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Investment Management Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Investment Management Agreement or the 1940 Act.

8.

If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not be affected thereby.

9.

It is expressly agreed that the obligations of the Company hereunder shall not be binding upon any of the Directors, shareholders, nominees, officers, agents or employees of the Company personally, but shall bind only the property of the Company. This Agreement has been signed and delivered by an officer of the Company, acting as such, and such execution and delivery by such officer shall not be deemed to have been made by any Director or officer individually or to impose any liability on any of them personally, but shall bind only the property of the Company, as provided in the Company’s Certificate of Incorporation, and as amended from time to time.

10.

This Agreement constitutes the entire agreement between the Company and PIMCO with respect to its subject matter and may be amended or modified only by a writing signed by duly authorized officers of both the Company and PIMCO.

If the foregoing correctly sets forth the agreement between the Company and PIMCO, please so indicate by signing and returning to the Company the enclosed copy hereof.

Very truly yours,

PIMCO Capital Solutions BDC Corp.

By:

Name:	John Lane
Title:	President

ACCEPTED AND AGREED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:

Name:	Jason Mandinach
Title:	Managing Director

3